UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2021

OLYMPIC STEEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-23320	34-1245650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Millcreek Boulevard, Suite 650 Highland Hills, Ohio	44112
(Address of Principal Executive Offices)	(Zip Code)

(216) 292-3800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	ZEUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 3, 2021, Olympic Steel, Inc., an Ohio corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) to the prospectus forming a part of the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-231873), declared effective by the SEC on June 20, 2019, with respect to the Company’s new “at the market” program (the “ATM Program”), pursuant to an equity distribution agreement, dated as of September 3, 2021 (the “Equity Distribution Agreement”), between the Company and KeyBanc Capital Markets Inc., as sales agent (the “Sales Agent”). Under the terms of the Equity Distribution Agreement, the Company may, from time to time, issue and sell shares of the Company’s common stock, without par value (the “Shares”), through the Sales Agent for aggregate sales proceeds of up to $50,000,000 through the ATM Program.

A copy of the Equity Distribution Agreement and the legal opinion of Jones Day relating to the Shares being offered pursuant to the Prospectus Supplement and Equity Distribution Agreement are filed as Exhibits 1.1 and 5.1, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of September 3, 2021, by and between Olympic Steel, Inc. and KeyBanc Capital Markets Inc.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olympic Steel, Inc.
(Registrant)

September 3, 2021	/s/ Richard A. Manson
(Date)	Richard A. Manson
Chief Financial Officer
(Principal Financial and Accounting Officer)